UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported): August 12, 2011

LUFKIN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-02612	75-0404410
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation)	File Number)	Identification No.)

601 SOUTH RAGUET, LUFKIN, TEXAS		75904
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (936) 634-2211

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Acquisition of Pentagon Optimization Services, Inc.

On August 12, 2011, Lufkin Industries, Inc. (the “Company”) announced that it has signed a purchase agreement to acquire Pentagon Optimization Services, Inc. (“Pentagon”).  The acquisition is expected to close in September 2011. A copy of the press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Update regarding Class Action Complaint

As previously reported, on January 15, 2010, the U.S. District Court for the Eastern District of Texas notified the Company that it had entered a final judgment related to the Company’s ongoing class-action lawsuit.  On January 15, 2010, the plaintiffs filed a notice of appeal with the U.S. Court of Appeals for the Fifth Circuit of the District Court’s final judgment. On January 21, 2010, the Company filed a notice of cross-appeal with the same court.  On August 8, 2011, the Fifth Circuit entered its decision with respect to damages, ruling against the Company, and it further remanded claims with respect to plaintiffs’ attorneys’ fees back to the District Court. The damage amounts and potential legal fees referenced above have been described in our prior public filings. The Company is currently reviewing the implications of and its legal options relating to these recent rulings, and considering what actions, if any, it might take in response thereto.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1 Press Release, dated August 12, 2011, issued by Lufkin Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUFKIN INDUSTRIES, INC

By	/s/ Christopher L. Boone
Christopher L. Boone
Vice President/Treasurer/Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:  August 12, 2011

EXHIBIT INDEX

Exhibit No	Description

99.1	Press Release, dated August 12, 2011, issued by Lufkin Industries, Inc.